Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-192111) pertaining to the 2012 Equity Incentive Plan, the 2004 Stock Plan, the SignNow, Inc. 2011 Equity Incentive Plan, and the Purewire, Inc. 2008 Stock Incentive Plan of Barracuda Networks, Inc.,
(2) Registration Statement (Form S-8 No. 333-196718) pertaining to the 2012 Equity Incentive Plan of Barracuda Networks, Inc.,
(3) Registration Statement (Form S-3 No. 333-201475) and related Prospectus of Barracuda Networks, Inc. for the registration of shares of its common stock, preferred stock, depositary shares, warrants, debt securities, and units, and
(4) Registration Statement (Form S-8 No. 333-206689) pertaining to the 2012 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Barracuda Networks, Inc.;

of our report dated May 3, 2016, with respect to the consolidated financial statements and schedule of Barracuda Networks, Inc. included in this Annual Report (Form 10-K) of Barracuda Networks, Inc. for the year ended February 29, 2016.

/s/ Ernst & Young LLP

San Jose, California
May 3, 2016